Exhibit 99.37

EXECUTION VERSION

SUPPLEMENT TO LISTCO CONVERTIBLE NOTE PLEDGE AGREEMENT, dated as of October 30, 2018 (this “Supplement”) between IDG ALTERNATIVE GLOBAL LIMITED, a British Virgin Islands Business Company with limited liability registered under the BVI Act (the “Pledgor”) and CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH (the “Lender”).

WHEREAS, the Pledgor and the Lender are parties to the Facility Agreement dated as of October 28, 2015 (as amended from time to time, the “Facility Agreement”) between the Pledgor and the Lender, pursuant to which the Lender has extended or may from time to time extend credit to the Pledgor;

WHEREAS, to secure the Secured Obligations, and as a condition to Lender’s extensions of credit under the Facility Agreement, the Pledgor and the Lender entered into the Listco Convertible Note Pledge Agreement, dated as of November 4, 2015 (as amended from time to time, the “Pledge Agreement”);

WHEREAS, pursuant to the Pledge Agreement, Pledgor (a) Pledged to Lender all of Pledgor’s right, title and interest in and to the Convertible Note dated October 4, 2015 by Soufun Holdings Limited in favor of Pledgor in the principal amount of $200,000,000 (the “2015 Note”), together with all Proceeds thereof and (b) delivered the 2015 Note to Lender as Collateral;

WHEREAS, in connection with one or more prepayments of a portion of the Secured Obligations, the Lender has agreed to release its security interest in the 2015 Note in exchange for the Pledgor granting a security interest of those Instruments described on Schedule 1 hereto (as supplemented from time to time in accordance with Section 2(a) below, the “New Instruments”) which shall thereafter constitute “Collateral” for purposes of the Pledge Agreement;

WHEREAS, Lender and Pledgor have entered into the Consent Request, dated as of October 12, 2018 (including Schedules I and II thereto, as amended or supplemented with the signature of Lender from time to time, the “Consent Request”); and

WHEREAS, the parties intend to supplement the Pledge Agreement so that the New Instruments will be Pledged pursuant to the terms of the Pledge Agreement;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                Definitions.

(a)               Terms Defined in Pledge Agreement. Capitalized terms used herein without definition have the respective meanings provided in the Pledge Agreement, including as defined by reference to the Facility Agreement or the UCC, as applicable.

(b)               Terms Generally. Section 1(d) of the Pledge Agreement is incorporated herein by reference.

Section 2.                Grant of Transaction Security Interests.

(a)               The Parties acknowledge and agree that the New Instruments are being substituted and exchanged for the 2015 Note as collateral for the Secured Obligations, and upon issuance, the New Instruments shall constitute “Collateral” for all purposes under the Pledge Agreement. The Parties further acknowledge and agree that Schedule 1 hereto may be supplemented from time to time in connection with a transaction contemplated by the Consent Request, with the signatures of the Lender and the Pledgor upon a supplement in the form attached as Annex 1 hereto, and upon each such supplement, the New Instruments as listed on such supplement shall constitute “Collateral” for all purposes under the Pledge Agreement. In furtherance of the foregoing, to secure the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all of its right, title and interest in and to the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located (the “New Collateral”):

(i)                 the New Instruments listed on Schedule 1 hereto on the date hereof;

(ii)              any Supporting Obligation that supports the payment or performance of the Collateral described in clause (i) and any Security Interest that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation; and

(iii)            all Proceeds of any of the foregoing.

Section 3.                General Representations and Warranties. The Pledgor hereby makes each of the representations and warranties provided in Section 3 (other than Section 3(d) and Section 3(e)) of the Pledge Agreement, with each of the references therein to “Collateral” for purposes hereof being deemed to be a reference to the New Collateral (including any “New Collateral” identified in any supplement hereto).

Section 4.                Further Assurances; General Covenants. The Pledgor agrees that the covenants provided in Section 4 of the Pledge Agreement are restated herein, with each reference therein to “Collateral” for purposes hereof being deemed to be a reference to the New Collateral (including any “New Collateral” identified in any supplement hereto) and without limiting the generality of the foregoing, the Pledgor shall:

(a)               within 20 days after the date hereof and after any subsequent amendments or supplements to Schedule 1 hereto, (i) enter particulars of the Transaction Security Interests in its register of charges, as required by the BVI Act, and after entry of such particulars has been made, provide the Lender with a certified true copy of its updated register of charges; and (ii) effect registration of the Transaction Security Interests created by this Supplement with the Registrar of Corporate Affairs of the British Virgin Islands pursuant to Section 163 of the BVI Act by making the required filing in the approved form, and provide written confirmation to the Lender that such filing has been made; and

(b)               within 20 days after the date hereof and after any subsequent amendments or supplements to Schedule 1 hereto, furnish to the Lender a file search report from the Washington

DC Recorder of Deeds, showing the filings made at such filing office to perfect the Transaction Security Interests on its Collateral.

Section 5.                Delivery, Perfection and Control of Securities and Instruments. The Pledgor represents, warrants and covenants as follows:

(a)               Delivery of Instruments. On the date hereof and on each date on which Schedule 1 is amended in connection with a transaction contemplated by the Consent Request, the Pledgor will deliver the New Instruments as set forth on the then effective Schedule 1 to the Lender hereunder in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender.

(b)               Perfection as to Instruments. When the Pledgor delivers the New Instruments to the Lender, the Transaction Security Interest on each such Pledged Instrument will be perfected, subject to no prior Security Interests or rights of others other than Permitted Liens.

Section 6.                Consent; Return of 2015 Note; Amendment of Financing Statement.

(a)               Upon receipt of (i) the Disposal Proceeds or Financing Proceeds (each as defined in the Consent Request) by wire transfer of immediately available funds to be applied as a prepayment in accordance with the terms of the Facility Agreement and the Consent Request and (ii) delivery of the relevant New Instruments as required by Section 5 above, Lender shall, on behalf of Pledgor, promptly deliver the 2015 Note or other relevant Instruments in accordance with the terms of the Consent Request to Pledgor or any person designated by Pledgor.

(b)               Pledgor authorizes Lender to File, and Lender agrees to file, the financing statement amendment agreed between Pledgor and Lender with the Washington DC Recorder of Deeds.

Section 7.                Incorporation by Reference; Effect on Pledge Agreement. Sections 14 through 22 of the Pledge Agreement are incorporated herein by reference. Except as expressly supplemented hereby, this amendment shall not constitute an amendment, waiver or consent with respect to any provision of the Pledge Agreement. The Pledge Agreement, as supplemented hereby, is hereby ratified, approved and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date set forth above.

IDG ALTERNATIVE GLOBAL LIMITED as Pledgor

By:	/s/ Chi Sing Ho
	Name:	Chi Sing Ho
	Title:	Director

CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH as Lender

By:	/s/ CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH
Name:
Title:

SCHEDULE 1

NEW INSTRUMENTS

Issuer	Jurisdiction of Organization	Owner	Amount Owned	Type
Fang Holdings Limited (formerly known as SouFun Holdings Limited)	Cayman Islands	IDG Alternative Global Limited	US$54,940,000	Convertible Note dated November 4, 2015

ANNEX 1

FORM OF

SUPPLEMENT TO SUPPLEMENT TO CONVERTIBLE NOTE PLEDGE AGREEMENT

[Date]

References is made to the Supplement (the “Agreement”) to Convertible Note Pledge Agreement, dated as of October [__], 2018, between IDG ALTERNATIVE GLOBAL LIMITED, a British Virgin Islands Business Company with limited liability registered under the BVI Act (the “Pledgor”) and CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH (the “Lender”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement. Pledgor and Lender hereby agree that Schedule 1 to the Agreement is hereby supplemented by adding the following instruments thereto:

Issuer	Jurisdiction of Organization	Owner	Amount Owned	Type
Fang Holdings Limited (formerly known as SouFun Holdings Limited)	Cayman Islands	IDG Alternative Global Limited	USD	Convertible Notes dated November 4, 2015

Pledgor and Lender hereby further agree that the foregoing instruments shall constitute “New Instruments” for purposes of the Agreement. In furtherance of the foregoing, to secure the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all of its right, title and interest in and to the following property of the Pledgor, whether now owned or existing or hereafter acquired or arising and regardless of where located, all of which shall constitute “New Collateral” for purposes of the Agreement:

(a)               the New Instruments listed on this Supplement;

(b)               any Supporting Obligation that supports the payment or performance of the Collateral described in clause (a) and any Security Interest that (x) secures such right to payment or performance or (y) secures any such Supporting Obligation; and

(c)               all Proceeds of any of the foregoing.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed as of the date set forth above.

IDG ALTERNATIVE GLOBAL LIMITED as Pledgor

By:
Name:
Title:

CHINA MERCHANTS BANK CO., LTD. TIANJIN PILOT FREE TRADE ZONE BRANCH as Lender

By:
Name:
Title: